Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of Revolve Group, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, Michael Karanikolas, Co-Founder and Co-Chief Executive Officer of the Company, and Jesse Timmermans, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 12, 2020	By:	/s/ Michael Karanikolas
Michael Karanikolas
Co-Founder and Co-Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Jesse Timmermans
Jesse Timmermans
Chief Financial Officer (Principal Accounting and Financial Officer)